EXHIBIT 99.50





                          REGISTRATION RIGHTS AGREEMENT


      This REGISTRATION RIGHTS AGREEMENT (this "AGREEMENT"), dated as of January 31, 2006, is by and between VYTERIS HOLDINGS (NEVADA), INC., a Nevada corporation (the "COMPANY"), and SPENCER TRASK SPECIALTY GROUP, LLC, a Delaware limited liability company (the "INVESTOR").

      The Company has agreed, on the terms and subject to the conditions set forth in the Note and Warrant Purchase Agreement, dated as of January 31, 2006 (the "NOTE AND WARRANT AGREEMENT"), to issue and sell to the Investor named therein (A) the Note in the form attached to the Note and Warrant Agreement (the "NOTE") and (B) the Warrants in the forms attached to the Note and Warrant Agreement (the "WARRANTS").

      The Note is convertible into shares (the "CONVERSION SHARES") of the Company's common stock, par value $0.001 per share (the "COMMON STOCK"). The Warrants are exercisable into shares of Common Stock (the "WARRANT SHARES;" and collectively with the Conversion Shares, the "REGISTRABLE SECURITIES") in accordance with their terms.

      In order to induce the Investor to enter into the Note and Warrant Agreement, the Company has agreed to provide certain registration rights under the Securities Act of 1933, as amended (the "SECURITIES ACT"), and under applicable state securities laws.

      In  consideration  of the  Investor  entering  into the  Note and  Warrant
Agreement,   and  other  good  and  valuable  consideration,   the  receipt  and
sufficiency of which are hereby acknowledged, the parties agree as follows:

      1. PIGGYBACK REGISTRATION STATEMENT. If, at any time, the Company proposes to file any registration statement on Form S-1 or such other appropriate form in accordance with the Securities Act of 1933, as amended (the "Securities Act") for purposes of a public offering of securities of the Company (including, but not limited to, registration statements relating to secondary offerings of securities of the Company, but excluding registration statements relating to employee benefit plans or with respect to corporate reorganizations or other transactions under Rule 145 of the Securities Act or initial public offerings) it will give written notice by facsimile or mail, at least five (5) days prior to the filing of each registration statement, to the Investor of its intention to do so. If the Investor notifies the Company within five (5) days after receipt of any such notice of its desire to include any such securities in such proposed registration statement, the Company shall afford the Investor the opportunity to have any Registrable Securities registered under such registration statement.

      2. OBLIGATIONS OF THE COMPANY. In connection with the filing of any registration statement herein, the Company shall:


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         2.1 Prepare and file with the Securities and Exchange  Commission  (the
"SEC") such amendments and supplements to such registration statement and the prospectus used in connection with such registration statement as may be necessary to comply with the provisions of the Securities Act with respect to the disposition of all securities covered by such registration statement.

         2.2 Furnish to the Investor such numbers of copies of a prospectus, including a preliminary prospectus, in conformity with the requirements of the Securities Act, and such other documents as they may reasonably request in order to facilitate the disposition of Registrable Securities owned by them.

         2.3 Use its best efforts to register and qualify the securities covered by such registration statement under such other securities or "blue sky" laws of such jurisdictions as shall be reasonably requested by the Investor; PROVIDED, HOWEVER, that the Company shall not be required in connection therewith or as a condition thereto to qualify to do business or to file a general consent to service of process in any such states or jurisdictions.

         2.4 Notify the Investor at any time when a prospectus relating thereto is required to be delivered under the Securities Act of the happening of any event as a result of which the prospectus included in such registration statement, as then in effect, includes an untrue statement of a material fact or omits to state a material fact required to be stated therein or necessary to make the statements therein not misleading in the light of the circumstances then existing.

         2.5 Use its best efforts to cause all Registrable Securities covered by such registration statement to be listed on each securities exchange on which similar securities listed by the Company are then listed.

      3. OBLIGATIONS OF THE INVESTOR.
         ---------------------------

         The Investor shall furnish to the Company such information regarding the Investor, the number of Registrable Securities owned and proposed to be sold by it, the intended method of disposition of such securities and any other information as shall be required to effect the registration of the Investor's Registrable Securities, and cooperate with the Company in preparing the registration statement and in complying with the requirements of the Securities Act.

      4. REGISTRATION EXPENSES.
         ---------------------

         The Company shall bear and pay all expenses incurred in connection with any registration, filing or qualification of Registrable Securities, including without limitation all registration, listing, filing and qualification fees, printers and accounting fees, but excluding (i) underwriting discounts and commissions relating to the Registrable Securities and (ii) legal fees and disbursements of any and all counsel retained by the Investor.

      5. SUSPENSION OF EFFECTIVENESS.
         ---------------------------

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         If the Company shall  furnish to the Investor a  certificate  signed by the President or Chief Executive Officer of the Company stating that, in the good faith judgment of the Board of Directors of the Company, it is necessary to suspend the effectiveness of any registration statement filed hereunder, the Company shall have the right, exercisable two (2) times only in any consecutive twelve (12) month period, to suspend the effectiveness of the registration statement with respect to such offering for a period of not more than an aggregate of ninety (90) days per suspension.

      6. INDEMNIFICATION.
         ---------------

         6.1 To the extent permitted by law, the Company will indemnify the Investor, its members, directors, officers, shareholders, employees, agents and affiliates, legal counsel for the Investor, and each person controlling the Investor within the meaning of the Securities Act, with respect to which registration, qualification or compliance of Registrable Securities has been effected pursuant to this Agreement, against any losses, claims, damages, liabilities or actions in respect thereof (collectively, "Damages"), arising out of or based on any untrue statement or alleged untrue statement of a material fact contained in a Registration Statement filed pursuant hereto, prospectus offering circular or other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or any violation or alleged violation by the Company of the Securities Act, the Securities Exchange Act of 1934, as amended (the "Exchange Act"), or any state securities laws or any rule or regulation promulgated under such laws and relating to action or inaction required of the Company in connection with any such registration, qualification or compliance; and the Company will pay each the Investor any legal and other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action; provided, however, that the indemnity contained in this Section 6.1 shall not apply to: (i) amounts paid in settlement of any such Damages if settlement is effected without the consent of the Company (which consent shall not unreasonably be withheld); (ii) any such Damages arising out of or a based upon any untrue statement or omission based upon information furnished to the Company by the Investor and stated to be for use in connection with the offering of securities of the Company; or (iii) any such Damages arising out of or based upon the Investor's failure to deliver a copy of the registration statement or prospectus or any amendments or supplements thereto.

         6.2 To the extent permitted by law, the Investor will, if Registrable Securities held by the Investor are included in the securities as to which such registration, qualification or compliance is being effected pursuant to this Agreement, indemnify the Company, each of its directors, officers, shareholders, employees, agents and affiliates, each legal counsel and independent accountant of the Company, each person who controls the Company within the meaning of the Securities Act, and each other the Investor, each of its directors, officers, shareholders, employees, agents and affiliates, legal counsel, and each person controlling such other Purchaser within the meaning of the Securities Act, against all Damages arising out of or based upon arising any untrue statement or alleged untrue statement of a material fact contained in a registration statement filed pursuant hereto, prospectus offering circular or other document, or any omission or alleged omission to state therein a material fact required to be stated therein or necessary to make the statements therein not misleading, or


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any violation or alleged  violation by the Investor of the  Securities  Act, the
Exchange Act, or any state securities laws or any rule or regulation promulgated under such laws and relating to action or inaction required of the Investor in connection with any such registration, qualification or compliance; and the Investor will pay the Company or such other Investor any legal and other expenses reasonably incurred by them in connection with investigating or defending any such claim, loss, damage, liability or action, in each case, to the extent, but only to the extent, that such untrue statement or alleged untrue statement or omission or alleged omission is made in such registration statement, prospectus, offering circular or other document in reliance on and in conformity with information furnished to the Company by the Investor and stated to be for use in connection with the offering of securities of the Company; PROVIDED, HOWEVER, that the indemnity contained in this Section 6.2 shall not apply to amounts paid in settlement of any such Damages if settlement is
effected   without  the  consent  of  the  Investor  (which  consent  shall  not unreasonably be withheld).

         6.3 Promptly after receipt by an indemnified party under this Section 6 of notice of the commencement of any action (including any governmental action), such indemnified party will, if a claim in respect thereof is to be made against any indemnifying party under this Section 6, deliver to the indemnifying party a written notice of the commencement thereof and the indemnifying party shall have the right to participate in, and, to the extent the indemnifying party so chooses, jointly with any other indemnifying party similarly noticed, to assume the defense thereof with counsel mutually satisfactory to the parties; PROVIDED, HOWEVER, that an indemnified party shall have the right to retain one separate counsel, with the reasonable fees and expenses to be paid by the indemnifying party, if representation of such indemnified party by the counsel retained by the indemnifying party would be inappropriate due to actual or potential differing interests between such indemnified party and any other party represented by such counsel in such proceeding. The failure to deliver written notice to the indemnifying party within a reasonable time of the commencement of any such action, if prejudicial to its ability to defend such action, shall relieve such indemnifying party of any liability to the indemnified party under this Section 6, but the omission to so deliver written notice to the indemnifying party will not relieve it of any liability that it may have to any indemnified party otherwise than under this Section 6.

         6.4 If the indemnification provided for in this Section 6 is held by a court of competent jurisdiction to be unavailable to an indemnified party with respect to any loss, liability, claim, damage or expense referred to therein, then the indemnifying party, in lieu of indemnifying such indemnified party hereunder, shall contribute to the amount paid or payable by such indemnified party as a result of such Damages in such proportion as is appropriate to reflect the relative fault of the indemnifying party on the one hand and of the indemnified party on the other in connection with the statements or omissions that resulted in such Damages as well as any other relevant equitable considerations. The relative fault of the indemnifying party and of the indemnified party shall be determined by reference to, among other things, whether the untrue or alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information supplied by the indemnifying party or by the indemnified party and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.


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            6.5 The  obligations  of the  Company  and the  Investor  under this
Section 6 shall survive the completion of any offering of Registrable Securities pursuant to a registration statement under this Agreement.

      7. NOTICES.
         -------

         7.1 Any notice or communication required or permitted hereunder shall be given in writing and shall be made by hand delivery, by confirmed facsimile, by overnight courier or by registered or certified mail, addressed (i) if to the Investor, to the Investor's address as set forth on Schedule A hereto, and (ii) if to the Company, to Vyteris Holdings (Nevada), Inc., 13-01 Pollitt Drive, Fair Lawn, New Jersey 07410, Attention: Chief Executive Officer, Facsimile: (201) 796-6057 with a copy to Lownestein Sandler PC, 65 Livingston Avenue, Roseland, NJ 07068, facsimile number (973) 597-2400, Attention: Peter H. Ehrenberg, Esq.

         7.2 All such notices and other communications shall be deemed to have been delivered and received (i) in the case of personal delivery or facsimile, on the date of such delivery, (ii) in the case of overnight courier, on the business day after the date when sent, and (iii) in the case of registered or certified mail, on the third business day following such mailing.

      8. MISCELLANEOUS.
         -------------

         8.1 This Agreement shall be governed by, and construed in accordance with, the laws of the State of New York, without regard to the principles of the conflict of laws thereof. The parties hereby irrevocably and unconditionally consent to submit to the exclusive jurisdiction of the courts of the State of New York located in New York County and any Federal court located within New York County for any actions, suits or proceedings arising out of or relating to this Agreement. The parties hereby irrevocably and unconditionally waive any objection to the laying of venue of any action, suit or proceeding arising out of this Agreement in the courts of the State of New York located in New York County or the courts of the United States of America located in New York County, and hereby further irrevocably and unconditionally waive and agree not to plead or claim in any such court that any such action, suit of proceeding brought in any such court has been brought in an inconvenient forum.

         8.2 Any term of this Agreement may be amended and the observance of any term of this Agreement may be waived (either generally or in a particular instance and either retroactively or prospectively), only with the written consent of the Company and the Investor of a majority of the Registrable Securities then outstanding. Any amendment or waiver effected in accordance with this paragraph shall be binding upon the Investor of any Registrable Securities then outstanding, each future Purchaser of all such Registrable Securities, and the Company.

         8.3 Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto any rights, remedies, obligations or liabilities under or by reason of this Agreement, excepts as expressly provided herein.

         8.4 If one or more provisions of this Agreement are held to be unenforceable under applicable law, such provision shall be excluded from this Agreement and the balance of the Agreement shall be interpreted as if such


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provision  were so excluded  and shall be  enforceable  in  accordance  with its terms.

         8.5 The headings of the Sections of this Agreement are for convenience and shall not by themselves determine the interpretation of this Agreement.

         8.6 This Agreement constitutes the entire contract among the Company and the Investor relative to the subject matter hereof and supersedes in its entirety any and all prior agreements, understandings and discussions with respect thereto.

         8.7 The Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.















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         IN WITNESS WHEREOF,  the parties have executed this Agreement as of the date first above written.



                              SPENCER TRASK SPECIALTY GROUP, LLC


                              By:____________________________________
                                 Name:
                                 Title:


                              VYTERIS HOLDINGS (NEVADA), INC.


                              By:____________________________________
                                 Name:
                                 Title:











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